Exhibit 10.1

Dated: October 22, 2012

Written Description of the Oral Agreement between:

Mr. Peter Klamka(the President)

WTTJ INC. (the Company)

Our officer and director, Mr. Peter Klamka informally agreed to advance funds to pay for various fees and expenses. There are no fixed repayment terms. To date, these advances total $3,436.00.

/s/ Peter Klamka

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By: Peter Klamka

President